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            AGREEMENT OF SALE



      THIS AGREEMENT OF SALE (the "Agreement") is made this 24_day of September, 1996 by PENN NATIONAL GAMING, INC., a Pennsylvania corporation (the "Buyer"), FRED V. SCHUBERT (the "Seller"), and MARC B. KAPLIN, ESQUIRE and RONALD M. AGULNICK, ESQUIRE (hereinafter collectively referred to as the "Escrow Agents").


                                   BACKGROUND
      A. The Seller is the owner of that certain lot or parcel of ground containing approximately 5.0094 acres, located at the intersection of Route 100 and Village Avenue in the Township of Uwchlan (the "Township"), Chester County, Pennsylvania, as depicted as Lot No. 2 ("Premises") on the Record Plan -2- Lot Subdivision for Fred V. Schubert dated October 20, 1992, last revised December 31, 1992, and prepared by Medveczky Associates ("Subdivision Plan"), a copy of which has been supplied to the Buyer. The Premises is more fully described on Exhibit "A" attached hereto and made a part hereof. The Premises presently contains a building known as the "Cadwalader House."
      B. Uwchlan Partnership (the "Partnership") is the owner of that certain lot or piece of ground located to the south of the Premises and depicted on the Plan as "Parcel C" containing 1.2020 acres (the "Partnership Property"). The Partnership Property is more particularly described on Exhibit "B", attached hereto and made a part hereof. The Partnership Property is presently used as a parking lot and contains approximately eighty (80) parking spaces. As depicted on the Plan, 29 parking spaces located adjacent the Partnership Property are reserved for use by the restaurant and hotel buildings that are located on Lot #1 (hereinafter defined) ("Reserved Spaces").

 C. The Seller is also the owner of

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Lot #1  which is also  depicted  on the Plan  ("Lot  #1") and on which  there is constructed a restaurant building occupied by "Hoss's" Restaurant and a Hampton Inn. Lot #1 contains 5.5196 acres of land, more or less, comprised of a lot containing 5.3122 acres, more or less, and a lot containing .2074 acres, more or less, as shown as "Parcel B" on the Subdivision Plan. Lot #1 is subject to a long term ground lease in which the Partnership is the Lessee. The Seller is a limited partner in the Partnership. The Reserved Spaces are included in the premises leased to the Partnership and are also included in the property encumbered by a mortgage granted by the Seller.
      D. The Buyer is in the business of operating restaurant and off-track wagering facilities, and desires to develop on the Premises a building containing a restaurant, off-track wagering facility, and needed parking spaces (the "Facility"). In order to properly operate the Facility, the Buyer requires the exclusive right to at least 330 parking spaces. The Buyer's architect has estimated that approximately 250 parking spaces can be constructed on the
Premises  in  connection   with  the   construction  of  the  Building  and  the
preservation of the Cadwalader House. Accordingly, the Buyer requires the right to either purchase or enter into a long term lease for the exclusive right to use at least 80 of the parking spaces on the Partnership Property. Furthermore, the Buyer requires that the Seller use its best efforts to obtain permission from the Partnership and the Seller's lender to cause the location of the Reserved Spaces be changed from the northern end of Parcel C to the southern end (such relocation of the Reserved Spaces hereinafter referred to as the "Reserved Spaces Relocation".
      E. The Seller believes that he will be able to cause the Partnership to sell or enter into a long term lease with the Buyer which will allow the Buyer to acquire the exclusive right to use at least 80 parking spaces on Parcel C in connection with the Facility (the sale or lease of Parcel C is hereafter referred to as the "Parcel C Acquisition Right"). In addition, the Seller has

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agreed to use its best efforts to obtain the appropriate  consents  necessary to complete the Reserved Spaces Relocation so that the 80 or more parking spaces on Parcel C acquired by the Buyer are located adjacent to the Premises.
      F. The Seller desires to sell the Premises to the Buyer and the Buyer desires to purchase the Premises from the Seller upon the terms and conditions set forth herein.
      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


     1. SALE OF PREMISES. Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell, transfer and convey to the Buyer and the Buyer agrees to purchase from the Seller the Premises together with all rights and appurtenances pertaining thereto (the "Appurtenances"), including but not limited to:

            A. All right, title and interest, if any, of the Seller in and to any land in the bed of any street, road or avenue, open or proposed, in front of or adjoining the Premises;
            B. All right, title and interest, if any, of the Seller in and to any rights-of-way or rights of ingress or egress on or to any land, street, road, avenue or driveway, open or proposed, in, on, across, in front of, abutting or adjoining any part of the Premises;
            C. All right, title and interest, if any, of the Seller in and to any easements adjacent to or serving the Premises;
            D. Any reversionary rights attributable to the Seller with respect to the Premises; and
            E.  Any  Approvals  and  Permits   (hereinafter   defined)  for  the
development of the Premises which have previously been obtained by the Seller from any public agencies, and all surveys, reports, studies or analyses of the Premises in the Seller's possession.

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      (Hereinafter,  the term  "Premises"  shall be deemed to include all of the
Appurtenances pertaining thereto.)
      2. PURCHASE PRICE. The Buyer shall pay in exchange for the Premises and the Parcel C Acquisition Right the sum of One Million Four Hundred Thousand Dollars ($1,400,000.00). It shall be the Seller's obligation to pay to the Partnership the compensation, if any, which the Partnership requires to convey the Parcel C Acquisition Rights to the Buyer.
      3. MANNER OF PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid in the following manner:
            A.    Deposit.
                  (1) Deposit. On the date hereof, the Buyer shall deliver to the Escrow Agents the Buyer's plain check, subject to prompt collection, in the amount of Fifty Thousand Dollars ($50,000.00) (the "Deposit").
                  (2) Application of Deposit. The Deposit shall be held by the Escrow Agents in an interest-bearing money market account until consummation or termination of this Agreement. If the Closing is completed hereunder, on the Closing Date the Escrow Agents shall pay the Deposit and all interest accrued thereon to the Seller, which sum shall be credited to the Buyer against that portion of the Purchase Price. If the Buyer, without the right to do so, defaults in the Buyer's obligations hereunder by failing to complete the Closing (except in the event of a default by the Seller or lawful termination of this Agreement by the Buyer), the Escrow Agents shall pay to the Seller the Deposit together with all interest accrued thereon as liquidated damages, in accordance with the provisions of Paragraph 17A below. If the Buyer terminates this Agreement as a consequence of the Seller's default, the Escrow Agents shall return the Deposit, together with all interest accrued thereon, to the Buyer.

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            B. Payment of Balance of Purchase Price.  At the Closing,  the Buyer
shall pay to the Seller the Purchase Price (subject to adjustments and apportionments set forth in this Agreement and less the Deposit and all interest accrued thereon) by certified check, bank check, title insurance company check or wire transfer of immediately available federal funds.
      4.    INVESTIGATION PERIOD.
            A. Investigation. The Buyer shall have a period commencing on the Agreement Date and expiring at 11:59 P.M. sixty (60) days thereafter (such period being referred to herein as the "Investigation Period") to inspect the Premises as more particularly described in this Paragraph 4. During the Investigation Period, the Buyer may inspect and/or cause one or more surveyors, attorneys, engineers, architects, environmental consultants and/or other experts of the Buyer's choice to inspect, examine, survey, appraise and otherwise do that which, in the opinion of the Buyer, is necessary for the Buyer to satisfy itself with regard to the physical condition of the Premises, the suitability of the Premises for the development of the Facility, and all other aspects of the Premises (the "Investigation"). If at any time prior to the expiration of the Investigation Period the Buyer determines that it is not satisfied for any reason, in its sole discretion, with the results of the Investigation, or the status of any other condition of or relating to the Premises, whether known or unknown on the Agreement Date, and notifies the Seller in writing of its election to terminate this Agreement, this Agreement shall, without any further action by the Buyer or the Seller, become null and void, and all of the parties to this Agreement shall be released from any and all further obligation or liability hereunder, except as expressly provided herein.
            B. Cooperation by Seller. The Seller shall cooperate fully with the Buyer with respect to the Investigation and shall not act in any manner to hinder, obstruct, delay or prevent the same. The Seller shall promptly deliver to the Buyer within five (5) days after the Agreement Date copies of all

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Approvals and Permits,  environmental reports,  evaluations,  surveys, analyses, plans, engineering data, review letters, investigations and documents in the Seller's possession or performed for the Seller with regard to the development of the Premises, and all notes and correspondence related thereto, together with all written consents necessary for the Buyer to make use of the same.
      5.    TITLE.
            A. Title Report. Within ten (10) days after the Agreement Date, the Buyer shall cause a search of title to the Premises to be made by any title insurance company selected by Buyer (the "Title Company"), and upon receipt of the title report (the "Title Report"), the Buyer shall furnish to the Seller and the Seller's attorney, Ronald M. Agulnick, a copy thereof together with copies of any matters which are listed as exceptions on the Title Report. Within ten
(10) days of delivery of the Title Report to the Seller, the Buyer shall notify the Seller in writing of any conditions, defects, liens, encumbrances or other items appearing as exceptions in the Title Report which are unsatisfactory to the Buyer (hereinafter referred to as "Title Objections"). Within five (5) business days after the receipt by the Seller of the Buyer's list of Title Objections, the Seller shall notify the Buyer in writing of those Title Objections, if any, that the Seller is unwilling or unable to remove (the "Objection Notice"). The Buyer shall then have the right to either (1) waive such Title Objections that the Seller is unwilling or unable to remove or (2) terminate this Agreement by giving written notice thereof to the Seller within fifteen (15) days after receipt of the Objection Notice, in which event the Escrow Agents shall refund the Deposit, together with all interest accrued thereon, to the Buyer, this Agreement shall be null and void, and neither of the parties shall have any further obligations or liability under this Agreement. The title agreed upon is hereinafter referred to as the "Certified Title".

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            B. Status of Title.  At Closing,  title will be  transferred  by the
Seller to the Buyer by special warranty deed. Title will be consistent with Certified Title and shall be insurable by the Title Company at its regular rates for regular risks pursuant to the standard stipulations of an ALTA policy of owner's title insurance. The Seller shall furnish title affidavits reasonably acceptable to the Seller in order to remove standard title objections. Permitted Exceptions as used herein shall mean any exceptions originally appearing in the Title Report which are not objected to in writing by the Buyer to the Seller or which are objected to, but such objection is thereafter waived.
            C.    Inability  to  Convey  Title.  If the  Seller  is  unable to
convey  title  at  Closing  in  accordance  with  the   requirements  of  this
Agreement, the Buyer shall have the option:
                  (1) Of taking such title to the  Premises as Seller is able to
convey,   with  abatement  of  the  Purchase  Price  in  the  amount  (fixed  or ascertainable) of any liens or encumbrances on the Premises; or
                  (2) Of terminating Buyer's obligations under this Agreement, in which event the Escrow Agents shall refund the Deposit, together with all interest accrued thereon, to the Buyer, and this Agreement shall be null and void and neither party shall have any further obligations hereunder.
                  (3) Notwithstanding the foregoing, if title to the Premises is not as described in Paragraph 5.B. herein by reason of any willful act or omission of the Seller subsequent to the Agreement Date, such act or omission shall constitute a breach by the Seller and the Buyer shall be entitled to pursue all remedies available to Buyer at law or in equity, including the right to specific performance.
      6. PARCEL C ACQUISITION RIGHT. The Buyer's obligation to perform its obligations under this Agreement shall be contingent upon the Seller delivering

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to the Buyer within  thirty (30) days after the  Agreement  Date an Agreement of
Sale or long term lease for Parcel C which is satisfactory to the Buyer in the Buyer's sole discretion which gives the Buyer the exclusive right to acquire or lease a portion of Parcel C for use as a parking area for at least eighty (80) cars at a cost of $1.00 to the Buyer. If the Seller does not deliver the said Agreement to the Buyer within the said thirty (30) day period, or if the said Agreement is not satisfactory to the Buyer in its sole discretion, Buyer shall have the right to terminate this Agreement by giving written notice thereof to the Seller and the Escrow Agents, in which event the Deposit, together with all interest which has accrued thereon, shall be returned to the Buyer and this Agreement shall become null and void. The Seller shall use its best efforts to cause the Reserved Spaces Relocation.
      7. APPROVALS AND PERMITS. The Buyer's obligation to complete the purchase of the Premises from the Seller in accordance with this Agreement shall be contingent upon the satisfaction of each of the following conditions with regard to the Approvals and Permits (hereinafter defined) (any of which may be waived in whole or in part in writing by the Buyer) on or before the Closing Date:
            _._.A.      Preliminary  Opinion.  A  Preliminary  Opinion  of the
Township Zoning Officer issued pursuant to Section 916.2 of the Pennsylvania Municipalities Planning Code ("MPC") to the effect that the construction of the Building and the use thereof for the Facility is a permitted use under the Uwchlan Township Zoning Ordinance.



            B. Variances, Waivers and Special Exceptions. The Buyer shall have obtained prior to the Closing Date all final and unappealable variances, approvals of conditional uses, special exceptions, and/or waivers required to

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lawfully  construct the Project on the Premises.  If the Buyer is unable,  using diligent efforts, to obtain any such variance, waiver, approval of conditional use or special exception, the Buyer may either purchase the Premises despite not having obtained such variance, waiver, approval of conditional use or special exception or terminate this Agreement.

            C. Subdivision and Land Development Approval. The Buyer shall have obtained from the Township prior to the Closing Date final and unappealable approval of a final land development plan or a final land development and subdivision plan for the Project. The Buyer shall use diligent efforts to obtain such approval.
            D. Building Permits. The Buyer shall have obtained prior to the Closing Date the right to obtain final and unappealable building permits from the Township necessary to permit the construction of the Facility, upon the submission of properly prepared building plans, payment of all necessary fees and submission of a development agreement to the Township in the form customarily required by the Township, and the financial security required by such development agreement(s).
            E. Sewer Allocation and Connection Permits. The Buyer shall have obtained prior to the Closing Date (1) a final and unappealable allocation of sewage treatment and sewage conveyance capacity in the sewage treatment and sewage conveyance systems maintained by the Downingtown Area Sewer Authority (the "Sewer Authority"), sufficient to provide sanitary sewer service to the Facility (the "Allocation"); (2) such connection permits that are required to permit connection of the Building and the Cadwalader House to the Sewer Authority's sewer system; and (3) a binding and enforceable agreement giving the Buyer the irrevocable right to connect the Building and Cadwalader House to the said sewage collection and treatment system and obligating the operator(s) of the sewage treatment plant and sewage collection system to accept, transport and treat the effluent generated by the Building and the Cadwalader House. The

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construction  of the  sewer  collection  lines of the size,  specifications  and locations  which will be  depicted  on the plans  prepared by the Buyer shall be
acceptable  to  all  governing   authorities  having  jurisdiction  without  the
necessity of constructing any pumping or lift station to transport sewage from the Premises to the lines of the Sewer Authority. The Buyer shall reserve the Allocation and enter into an agreement for the furnishing of sewer capacity with the Sewer Authority as soon as possible. In the event that this Agreement is terminated for any reason, Seller shall immediately purchase the Allocation from Buyer for a purchase price equal to the Buyer's cost for reserving such Allocation.
            F. Planning Module Approval and Water Quality Management Permit. The
Buyer shall have obtained prior to the Closing Date final and unappealable "planning module for land development" approval, the final and unappealable issuance of a water quality management permit (if required), and all other required permits and approvals issued by the Pennsylvania Department of Environmental Protection ("DEP"):
                  (1) Permitting the construction and installation of sewer collection lines in the Premises and the connection of each of the Buildings to such lines;
                  (2)   Permitting   the   connection   of  the   said   sewer
collection lines to the Sewer Authority's sewage collection system; and
                  (3) Planning module approval permitting the treatment of the effluent generated by the Building and Cadwalader House and collected by the said sewer lines by the Sewer Authority's sewage treatment plant.
            G.    Water  Service.  The Buyer shall have obtained  prior to the
Closing Date:
                  (1) A binding agreement from the Philadelphia Suburban Water Company (the "Water Supplier"), that provides for:
                        (a) The installation of water lines to the Building and Cadwalader House; and

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                        (b)   Adequate  fire  protection  and  domestic  water
service to the Building and Cadwalader House.
            H. Transportation Permits. The Buyer shall have obtained prior to the Closing Date from the Pennsylvania Department of Transportation (hereinafter referred to as "PennDOT"), Chester County (the "County") and/or the Township all required final and unappealable highway occupancy permits (if needed) and other approvals and permits required to permit the construction of street openings, curb cuts, driveways and/or traffic signals (if applicable) from the Premises to adjacent public streets.
            I. Wetlands. The Buyer shall have obtained prior to the Closing Date from DEP, the United States Army Corps of Engineers (the "Army Corps"), the United States Environmental Protection Agency (the "EPA") and all other federal and state agencies having jurisdiction over wetlands, all required final and unappealable approvals, permits and/or waivers, if any, to permit construction of the Project within any portion of the Premises determined to be within the jurisdiction of the DEP, EPA, Army Corps and other such federal and state agencies pursuant to the River and Harbor Act of 1899 (33 U.S.C. Sections 401 and 403), the Clean Water Act (33 U.S.C. Section 1344), the Marine Protection, Research, and Sanctuaries Act of 1972 (33 U.S. Section 1413), the Pennsylvania Dam Safety and Encroachments Act (32 P.S. Section 693.1 et seq.), the Pennsylvania Clean Streams Law, (35 P.S. Section 691.1 et seq.), and any other laws or regulations pertaining to construction on or near wetlands, waters of the United States or waters of the Commonwealth of Pennsylvania.
            J. SCS Approval. The Buyer shall have obtained prior to the Closing Date from the Chester County Soil Conservation Service (the "CCSCS") all required final and unappealable permits and approvals.

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            K.  Stream   Encroachment,   Earth  Disturbance,   NPDES  and  Other
Environmental Approvals and Permits. The Buyer shall have obtained prior to the Closing Date all final and unappealable environmental permits, approvals, and/or waivers including, but not limited to, earth disturbance permits, NPDES permits, grading permits, stream encroachment permits and approvals with regard to dams and waterways, from all divisions of DEP having jurisdiction over any aspect of the development of the Premises.
            L. Electric Service. The Buyer shall have obtained, prior to the Closing Date, written confirmation that electric service is readily available to serve the Premises at the standard costs and rates of the electric company serving that portion of the Township in which the Premises are located.
            M. Historical. The Buyer shall have obtained prior to the Closing Date final and unappealable permits, approvals and/or waivers from the Pennsylvania Museum and Historical Commission confirming that no area of the Premises contains items of historical or archaeological significance, or such final and unappealable permits, approvals and/or waivers which are required from the Pennsylvania Museum and Historical Commission to permit the construction of the Facility even though areas of the Premises may be determined to contain items of historical significance.
            N. Horse Racing Commission Approval. The Buyer shall have obtained prior to the Closing Date final and appealable approvals and permits from the Pennsylvania State Horse Racing Commission to operate an off-track wagering facility at the Premises.
            O. Other Approvals and Permits. The Buyer shall have obtained prior to the Closing Date all other final and unappealable permits, approvals and agreements required to be obtained in order to develop the Premises in accordance with the Buyer's subdivision, land development and building plans for the Premises.

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      (The  approvals,  permits,  variances,  waivers,  special  exceptions  and agreements referred to in Subparagraphs A through N above are herein referred to as the "Approvals and Permits").
            P. Easements. The Buyer shall have the ability to connect the water and sewer systems to be installed in the Premises to the public water and sewer systems without easements or rights-of-way other than those which can and will be furnished by the Sewer Authority or Water Supplier without additional charge or cost to Buyer. If any easement or right-of-way is required which will cross or burden the lands of an adjoining property owner to obtain water or sewer service, the Seller shall, if requested by the Buyer, cooperate with the Buyer in obtaining such easement or right-of-way. (All easements and rights-of-way referred to in this Paragraph 6.P. are collectively referred to herein as the "Easements.") If any Easement is obtained by the Seller during the period of this Agreement, such Easement shall be in a form approved by the Buyer, which approval will not be unreasonably withheld.
            Q. Cooperation of Seller and Buyer. The Seller shall cooperate with the Buyer to obtain the Approvals and Permits and Easements and will not act in any manner to hinder, obstruct, delay or prevent the same. The Seller shall join
with  the  Buyer  as  a  petitioner  or  applicant   whenever  required  on  any
applications to obtain the Approvals and Permits provided that the Seller shall not be obligated to incur any costs or expenses in connection therewith.
            R. Right to Terminate. If the Buyer is not able to obtain all of the Approvals and Permits prior to the Closing, or if the Buyer is not able to obtain all required Easements, the Buyer may terminate this Agreement and the Escrow Agents shall return the Deposit, together with all interest accrued thereon, to the Buyer and all parties shall be released from all liabilities and obligations hereunder, except Buyer's obligation to sell and Seller's obligation to buy the Allocation.

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  8.  FINAL AND  UNAPPEALABLE.  For the  purpose  of this
Agreement, the Approvals and Permits shall not be deemed final and unappealable, unless and until the period of time for the taking of an appeal from the grant of an Approval or Permit has expired without an appeal of any kind having been filed, or if an appeal has been filed, it has been dismissed.



       9. CLOSING. Closing on the sale of the Premises to the Buyer(herein referred to as "Closing") shall be held at such place as Buyer shall designate on or before twelve (12) months after the date hereof (herein referred to as the "Closing Date"). The Buyer shall give the Seller twenty (20) days' advance written notice of the Closing Date.
      10.   POSSESSION.  Possession  of the  Premises  shall  be  given on the
Closing Date by special warranty deed executed and delivered by the Seller conveying fee simple title to the Premises subject only to the Permitted Exceptions.
      11. TENDER WAIVED. Formal tender of an executed deed and purchase money is hereby waived.
      12.   APPORTIONMENTS.  At Closing,  the following  apportionments  shall be made:
            A. Real Estate Taxes. Real estate taxes shall be apportioned on a per diem basis on the basis of the fiscal or calendar year of each taxing authority.
            B. Water, Sewer and Other Utility Charges. Any water, sewer or other utility charges assessed against or incurred because of the Premises shall be apportioned on a per diem basis.
            C. Real Estate Transfer Taxes. All real estate transfer taxes imposed by any governmental body or bodies shall be borne equally by the Buyer and the Seller.
            D.    Preferential   Assessment.   The  Seller   shall  be  solely
responsible for any roll-back taxes in connection with the placement of the Premises into a preferential assessment under Act 319 or Act 515 or otherwise. The Seller shall discharge such obligation at Closing.

      13    REPRESENTATIONS AND WARRANTIES.
            A.    Representations  and  Warranties  of  Seller.  In  order  to induce the Buyer to enter into this Agreement and purchase the Premises, and with full knowledge that the Buyer is relying thereon, the Seller hereby warrants and represents to the Buyer as follows:
                  (1) Power to Perform.  The Seller has full power and authority to enter into and fulfill his obligations under this Agreement and to consummate the sale of the Premises, and the execution, delivery and performance of this Agreement by the Seller constitutes a valid and binding obligation of the Seller in accordance with its terms. No consent, waiver or approval by any other party is required in connection with the execution and delivery by the Seller of this Agreement or the performance by the Seller of the obligations to be performed by him under this Agreement or any instrument contemplated hereby, except confirmation of the understanding with the Partnership regarding Parcel C and the Reserved Spaces, and the release of the lien of Meridian Bank on Parcel C. Neither the entering into of this Agreement nor the completion of such sale will constitute a violation or breach by the Seller of any contract or other instrument to which the Seller is a party or to which the Seller is subject or by which any of the Seller's assets or properties may be affected, or of any judgment, order, writ, injunction or decree issued against or imposed upon the Seller, nor will the said sale result in a violation of any applicable law, order, rule, or regulation of any governmental authority.
                  (2) Title to Premises and Partnership Property.  The Seller is
the sole owner of the Premises and the Premises is not subject to any lease or to any other estate or to any outstanding option or agreement of sale. The Partnership is the sole owner of the Partnership Property.

                  (3) Contracts. There will not be at Closing, any contracts, written or oral, to which the Seller is a party and which affect the Premises.
                  (4)  Condemnation.   There  are  no  condemnation  proceedings
pending with regard to the Premises, and the Seller does not know of any proposed condemnation proceeding with regard to any portion of the Premises.
                  (5) Notices. The Seller has not received any written notices of uncorrected violations of any applicable ordinances, regulations, or other laws with respect to the Premises (the "Violation Notices"). If any Violation Notices are issued after the Agreement Date and prior to Closing, the Seller shall pay the cost of complying with such Violation Notices, regardless of the cost of compliance.
                  (6) Assessments. There are not now, nor will there at Closing be, any assessments for public improvements against the Premises which are unpaid by the Seller, nor is the Premises subject to or affected by any special assessments, whether or not presently a lien thereon. Any assessments or special assessments levied between the Agreement Date and the Closing Date shall be paid by the Seller prior to or at the time of Closing.
                  (7) Water, Sewer and Tax Bills. On the Closing Date, all taxes and all water and sewer charges due in connection with the Premises will have been paid.
                  (8) Zoning. The present zoning classification of the Premises is "PC-2", and the prensent zoning classification of Parcel C is "PC".
                  (9) Environmental Matters. To the best of the Seller's actual knowledge,
                        (a)   The  Premises  does not  contain  and  there has
been  no  application,  use,  treatment,  production,   generation,   discharge,
disposal, release or storage on, from or onto the Premises, or any lot or property adjacent thereto, of any Toxic Waste, Hazardous Waste, Industrial Waste or Hazardous Substance as defined by the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. '6901 et seq.; the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), 42 U.S.C. '9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Pennsylvania Hazardous Sites Clean-Up Act, 35 P.S. 6020.101 et seq.; the
Pennsylvania  Solid  Waste  Management  Act,  35 P.S.  '6018.101  et  seq.;  the
Pennsylvania Clean Streams Law, 35 P.S. '691.1 et. seq.; any implementing regulations thereunder, or any other applicable federal, state or local statutes, regulations, ordinances or rules.
                        (b)   There are no underground tanks on the Premises.
                        (c)   No  petroleum  as  defined  by RCRA,  42  U.S.C.
'6991 (8), its implementing regulations or any applicable state or local statutes, regulation ordinances or rules has been released from or onto the Premises.
                        (d)   There is not  located  on or under the  premises
polychlorinated biphenyls or asbestos.
                  (10) Contributions. No commitments have been made to any governmental authority, utility company, association, or any other organization or group of individuals relating to the Premises which would impose an obligation upon Buyer to make any contribution or dedication of land, or to construct, install or maintain any improvements of a public or private nature on or off the Premises. The Buyer, however, shall be responsible for all utility tap-in, connection and reservation fees established by the providers of such utilities.
                  (11)  Continuing     Representations.      The     foregoing
representations by Seller shall be continuing representations and warranties of the Seller which shall remain in effect until completion of the Closing but not thereafter.

            B. Covenants of Seller. The Seller hereby covenants that the Seller will:
                  (1)  Maintenance  of  Premises.  Prior  to the  Closing  Date,
maintain the Premises in compliance with all applicable zoning ordinances and any other acts, ordinances or regulations affecting the use and improvement thereof. If the Seller fails to discharge his maintenance obligations as set forth in this Paragraph 13.B.(1), the Buyer shall have the right to perform such maintenance and to charge the Seller the cost of such maintenance.
                  (2) Alterations to Premises. Prior to the Closing Date, not make or permit to be made any alterations, improvements, or additions to the Premises without the prior written consent of the Buyer, which consent shall not be unreasonably withheld or delayed.
                  (3) Satisfaction of Liens. Not permit any liens, easements, encumbrances or other clouds on the title to the Premises to be created after the date hereof (hereinafter referred to as "Title Imperfections"). If the Seller creates or permits any Title Imperfections to be created in violation hereof, the Seller shall satisfy such Title Imperfections by the payment of money, either by such payment or by depositing in escrow with the Title Company sufficient funds as will cause the Title Company to insure the Buyer against any loss which is caused to the Buyer due to the existence of such liens or encumbrances.
                  (4) Inspection and Tests. Permit the Buyer and the Buyer's agents and employees to inspect the Premises from time to time. Commencing with the Agreement Date, the Buyer and Buyer's agents and employees shall have the right to enter upon the Premises to conduct or cause to be conducted upon the Premises ground tests, soil analysis, topographical surveys, engineering studies and other physical examination of the Premises as the Buyer may deem necessary. The Buyer shall hold the Seller harmless and shall indemnify and defend the Seller against any and all claims, including costs, fees, expenses and reasonable attorneys' fees, for or in respect of injuries (including death) or damage of any kind to the person or property of Seller, Buyer or of any other person whomsoever caused by or in connection with Buyer's entry onto the Premises and/or such tests or related activities. If, however, any such injury, death or damage is caused by the act (negligent or otherwise) of the Seller or any employee or representative of the Seller, the Seller shall be liable therefor.
                  (5) Leases. Not enter into any lease for the Premises or any part thereof which is not terminable on or before the Closing Date, without obtaining the prior written approval of the Buyer.
            C. Representations and Warranties of Buyer. In order to induce the Seller to enter into this Agreement, the Buyer hereby warrants and represents to the Seller that (1) the Buyer has the full power and authority to enter into and fulfill its obligations under this Agreement, and (2) the execution of this Agreement by the Buyer constitutes the valid and binding obligation of the Buyer in accordance with its terms.
      14.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.
            A.    Conditions  Precedent.   The  obligation  of  the  Buyer  to
purchase the Premises from the Seller in accordance with this Agreement is subject to satisfaction of each of the following conditions (the "Conditions Precedent"), any of which may be waived in whole or in part by the Buyer on or prior to the Closing Date:
                  (1) Seller's Representations and Warranties. Each of the representations and warranties of the Seller contained in this Agreement shall be true and correct in all respects on the Closing Date, as though made on such date.

                  (2) Compliance with Covenants. The Seller shall have performed and complied with all of the terms, conditions and covenants required by this Agreement to be performed and complied with prior to or on the Closing Date.
                  (3)   Title   Policy.   A  title  policy  or   unconditional
commitment therefor meeting the requirements of Paragraph 5.B. hereof shall have been issued by the Title Company to the Buyer.
                  (4) Approvals and Permits. All of the Approvals and Permits shall have been obtained, shall be in full force and effect and shall be final, unappealable and unrevoked, and no federal, state or local agency of any kind shall have taken any action, the effect of which is to prevent, delay or impair the lawful construction of the Facility upon and the use of the Premises.
                  (5) Easements. The Buyer and/or Seller shall have obtained all required Easements without any cost to Buyer, except that any Easements to obtain water or sewer service shall be obtained at the Buyer's cost.
                  (6) Environmental Condition. On the Closing Date no Toxic Waste, Hazardous Waste or Hazardous Substance, as defined in Paragraph 12.A.(9) above will be located on, under, or adjacent to the Properties.
                  (7) Contemporaneously with the Closing on the Purchase of the Premises the Buyer shall have either completed the purchase of the Partnership Property or extend a lease for the Partnership Property. If the Buyer acquires the right to lease the Partnership Property, such lease shall be for a term of not less than ninety-nine (99) years, at an annual gross rental not to exceed One Dollar ($1.00) per year, plus all real estate taxes assessed upon the leased premises, and the Lease shall grant the Buyer the exclusive right to use the Partnership Property.

           B. Buyer's Rights If Conditions Precedent Are Not Satisfied. If, on the Closing Date, all of the Conditions Precedent to the Buyer's obligation to consummate the purchase of the Premises which are set forth in this Agreement have not been satisfied, the Buyer shall elect to either (1) waive such of those conditions as are unsatisfied; or (2) terminate this Agreement. If the Buyer terminates this Agreement because the Conditions Precedent have not been satisfied, the Deposit and all accrued interest shall be returned to the Buyer and the parties hereto shall be released from all liabilities and obligations under this Agreement, other than the Buyer's obligation to sell and the Seller's obligation to buy the Allocation.
            Notwithstanding the foregoing, if, on the Closing Date, all of the Conditions Precedent to the Buyer's obligations to consummate the purchase of the Premises which are set forth in this Agreement have not been satisfied because the Seller has intentionally breached any of the Seller's representations, warranties or covenants, all Deposit and all interest accrued thereon shall be returned to the Buyer and the Buyer shall have all rights and remedies set forth in Paragraph 18.B. herein.
      15.   RECORDING.  This  Agreement  may not be recorded  by either  party hereto.
      16. CONDEMNATION. If, prior to Closing, all or any part of the Premises is taken by eminent domain proceedings or a notice of any eminent domain proceeding with respect to the Premises or any part thereof is received by the Seller, the Seller shall immediately give notice thereof to Buyer and Buyer shall have the right, exercisable in writing within thirty (30) days of receipt of such notice to either:
            A.    Complete  the   purchase  of  the   Premises   hereunder  in
accordance with this Agreement; or

            B. Terminate this Agreement, in which event the Deposit, together with all interest accrued thereon, shall be returned to the Buyer and this Agreement shall be null and void.
            Failure to deliver such written notice shall be deemed an election by Buyer to complete the purchase of the Premises. If the Buyer elects (or is deemed to have elected) to complete the purchase of the Premises, the purchase shall be completed in accordance with this Agreement, except that at Closing the Seller shall assign, transfer, and pay to Buyer all rights that the Seller has to any of the proceeds of such eminent domain proceedings and all proceeds from such proceedings theretofore received by the Seller.
      17. REAL ESTATE BROKERS. The Seller and Buyer respectively warrant to each other that no finders, real estate brokers or other persons entitled to claim a fee or commission have interested either of them in this transaction and that they have not had any dealings with any person which may entitle that person to a fee or commission. The Seller and Buyer hereby agree to indemnify and hold the other harmless against any losses, costs or expenses (including attorney's fees) arising out of any claim of any broker or finder in conjunction with this transaction, the obligation for which was incurred by the breaching party. The terms of this Paragraph 16 shall survive the Closing Date.
      18.   DEFAULT.
            B. By Buyer. If, after all of the Conditions Precedent to the Buyer's obligations are satisfied, the Buyer, without justification, fails to complete the Closing and the Seller is not in default hereunder, then as the Seller's sole and exclusive remedy, the Escrow Agents shall pay the Deposit and all interest accrued thereon to the Seller as liquidated damages and not a penalty, such being agreed between Buyer and Seller to be a necessary condition to this Agreement to compensate the Seller for expenses and expenditures incurred and made in connection therewith, the damages sustained as a result of withdrawing the Premises from the market, and otherwise for the Buyer's non-compliance with this Agreement. Thereupon, this Agreement shall become null and void and of no further force and both parties shall be released of further liability and obligations hereunder, and the Seller shall have no further remedy, either at law or in equity. The Buyer shall reimburse the Seller for any legal fees incurred by the Seller in obtaining the Deposit in the event the Buyer is unsuccessful in a challenge to the Seller's right to receive the Deposit. Notwithstanding the foregoing, if a court of competent jurisdiction renders a final, unappealable decision that the Buyer has wrongfully encumbered the Seller's title to the Premises, the Seller shall be entitled to consequential damages as a result of such wrongful action of the Buyer.
            C. By Seller. If the Seller defaults hereunder, the Buyer shall be entitled to pursue all rights and remedies which are available at law, and the equitable remedy of specific performance.
      19. 1445 CERTIFICATION. The Seller acknowledges that Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the Buyer that withholding of tax is not required upon the disposition of a United States real property interest by the Seller, the Seller shall deliver on the Closing Date a sworn certification to the effect that the Seller is not a non-resident alien for Federal Income Tax purposes, in a form reasonably satisfactory to the Buyer.
      20. ESCROW AGENTS. The Buyer and the Seller have requested that the Deposit be held in escrow by the Escrow Agents. Notwithstanding anything herein to the contrary, the Escrow Agents shall not release the Deposit unless directed to do so by written notice signed by the Buyer and the Seller, or by a final and unappealable order of a court of competent jurisdiction. The Escrow Agents are merely responsible for the safe-keeping of the Deposit and shall not be required to determine any questions of fact or law. The Escrow Agents shall be protected in acting in good faith upon instruments or documents believed to have been signed by a proper person or persons, not only as to their due execution and the validity and effectiveness of their provisions, but also as to the truth and acceptability of any information contained therein. The Escrow Agents shall not have any duties except those which are expressly set forth herein. The Escrow Agents shall not be bound by any notice of, or demand with respect to, any waiver, modification, or amendment of this Agreement unless in writing, signed by all of the parties to this Agreement and if the duties or responsibilities of the Escrow Agents are affected, unless the Escrow Agents shall have given their prior written consent thereto. The Escrow Agents shall not be entitled to a fee for their services as Escrow Agents, nor shall they have any liability to the Buyer or the Seller for anything done or omitted to be done by them in good faith, their liability being limited solely to gross negligence or willful misconduct. The Seller acknowledges that, separate and distinct from his duties as Escrow Agent, Marc B. Kaplin is acting as counsel to Buyer. The Seller expressly consents to the foregoing and waives any right to hereafter claim that the same in any way constitutes a conflict of interest. Furthermore, if any dispute arises after the date of this Agreement, Marc B. Kaplin shall not be precluded in any manner from continuing to represent Buyer in any matter regarding this Agreement. The Buyer acknowledges that, separate and distinct from his duties as Escrow Agent, Ronald M. Agulnick is acting as counsel to the Seller. The Buyer expressly consents to the foregoing and waive any right to hereafter claim that the same in any way constitutes a conflict of interest. Furthermore, if any dispute arises after the date of this Agreement, Ronald M. Agulnick shall not be precluded in any manner from continuing to represent the Seller in any matter regarding this Agreement.

      21.   GENERAL PROVISIONS.
            A. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.
            B. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior negotiations, understandings and agreements of any nature whatsoever with respect to the subject matter hereof. No amendment, waiver or discharge of any provision of this Agreement shall be effective against either party unless that party shall have consented thereto in writing.
            C.    Governing   Law.   This   Agreement   shall   be   governed,
interpreted, and construed in accordance with the laws of the Commonwealth of Pennsylvania.
            D. Notices. All notices or other communications required or permitted to be given under the terms of this Agreement shall be in writing, sent by Certified Mail, postage prepaid, return receipt requested, or by private carrier guaranteeing next day service, addressed as follows:
                  (1)   If to the Seller, addressed as follows:

                        Fred V. Schubert
                        114 Schubert Drive
                        Downingtown, PA  19335

                        With a copy to:

                           Ronald M. Agulnick, Esquire
                     Crawford, Wilson, Ryan & Agulnick, P.C.
                               220 West Gay Street
                             West Chester, PA 19380

            (2)   If to Buyer, addressed as follows:

                           Penn National Gaming, Inc.
                                    Suite 203
                             825 Berkshire Boulevard
                              Wyomissing, PA 19610

                        With a copy to:

                        Marc B. Kaplin, Esquire
                        Lesser & Kaplin, P.C.
                        350 Sentry Parkway, Building 640
                               Blue Bell, PA 19422

or to such other address or addresses and to the attention of such other person or persons as any of the parties hereto may notify the others in accordance with the provisions of this Agreement.
            E.    Captions.   Captions   contained  in  this   Agreement   are
inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.
            F. Merger of Representations, Warranties and Covenants. All representations, warranties and covenants made by the Seller and the Buyer in this Agreement and all obligations of the Seller and the Buyer not discharged at Closing arising out of, or in connection with, this Agreement shall merge with the deed to the Premises and shall not survive the Closing Date.
            G. Time is of the Essence. Time is of the essence of this Agreement and all of its terms and conditions.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

                                     SELLER:


                                     /s/ Fred V. Schubert
                                     FRED V. SCHUBERT


                                     BUYER:

                                     PENN NATIONAL GAMING, INC.


(CORPORATE SEAL)                    By: /s/ Peter M. Carlino

                                   Name/Title: Chairman


                                     Attest: /s/ Susan M. Montgomery

                                   Name/Title: Assistant to Chairman



                                 ESCROW AGENTS:

                                   /s/ Marc B. Kaplin
                                   MARC B. KAPLIN, ESQUIRE


                                   /s/ Ronald M. Agulnick
                                   RONALD M. AGULNICK, ESQUIRE